                                                                    Exhibit 4.29


                               GUARANTEE AGREEMENT

                                 By and Between

                          NEXTEL COMMUNICATIONS, INC.,
                                  as Guarantor

                                       and

                        -------------------------------,
                                   as Trustee

                          Dated as of ________ __, 200_

                             Cross Reference Table*

         Section of
Trust Indenture Act of 1939,                          Section of
         as amended                              Guarantee Agreement
----------------------------                     -------------------
310(a)..............................                 4.1
310(b)..............................                 2.8; 4.1
310(c)..............................                 Not applicable
311(a)..............................                 2.2(b)
311(b)..............................                 2.2(b)
311(c)..............................                 Not applicable
312(a)..............................                 2.2(a); 2.9
312(b)..............................                 2.2(b); 2.9
312(c)..............................                 2.9
313(a)..............................                 2.3
313(b)..............................                 2.3
313(c)..............................                 2.3
313(d)..............................                 2.3
314(a)..............................                 2.4
314(b)..............................                 Not applicable
314(c)..............................                 2.5
314(d)..............................                 Not applicable
314(e)..............................                 2.5; 9.5
314(f)..............................                 Not applicable
315(a)..............................                 3.1(d)
315(b)..............................                 2.7
315(c)..............................                 3.1(c)
315(d)..............................                 3.1(e)
316(a)..............................                 2.6; 5.4(a)
316(b)..............................                 5.3
316(c)..............................                 Not applicable
317(a)..............................                 Not applicable
317(b)..............................                 Not applicable
318(a)..............................                 2.1(b)
318(b)..............................                 2.1
318(c)..............................                 2.1(a)

------------
* This cross-reference table does not constitute part of the agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS


ARTICLE I INTERPRETATION AND DEFINITIONS........................................       1

   Section 1.1       Definitions................................................       1
   Section 1.2       Incorporation by Reference of Trust Indenture Act..........       5

ARTICLE II TRUST INDENTURE ACT..................................................       5

   Section 2.1       Trust Indenture Act; Application...........................       5
   Section 2.2       Lists of Holders...........................................       5
   Section 2.3       Reports by Guarantee Trustee...............................       6
   Section 2.4       Periodic Reports to Guarantee Trustee......................       6
   Section 2.5       Evidence of Compliance with Conditions Precedent...........       6
   Section 2.6       Guarantee Event of Default; Waiver.........................       6
   Section 2.7       Guarantee Event of Default; Notice.........................       7
   Section 2.8       Conflicting Interests......................................       7

ARTICLE III POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE......................       7

   Section 3.1       Duties of Guarantee Trustee................................       7
   Section 3.2       Rights of Guarantee Trustee................................       9
   Section 3.3       Not Responsible for Recitals or Issuance of Guarantee......      10

ARTICLE IV GUARANTEE TRUSTEE....................................................      10

   Section 4.1       Eligibility; Disqualification..............................      10
   Section 4.2       Replacement of Guarantee Trustee...........................      11

ARTICLE V GUARANTEE.............................................................      12

   Section 5.1       Guarantee..................................................      12
   Section 5.2       Waiver of Notice and Demand................................      12
   Section 5.3       Obligations Not Affected...................................      12
   Section 5.4       Rights of Holders..........................................      13
   Section 5.5       Guarantee of Payment.......................................      14
   Section 5.6       Subrogation................................................      14
   Section 5.7       Independent Obligations....................................      14

ARTICLE VI COVENANTS; SUBORDINATION.............................................      14

   Section 6.1       Subordination..............................................      14
   Section 6.2       Pari Passu Guarantees......................................      14

ARTICLE VII TERMINATION.........................................................      15

   Section 7.1       Termination................................................      15

ARTICLE VIII INDEMNIFICATION....................................................      15

   Section 8.1       Exculpation................................................      15
   Section 8.2       Compensation and Indemnity.................................      15

ARTICLE IX MISCELLANEOUS........................................................      16

   Section 9.1       Successors and Assigns.....................................      16

   Section 9.2       Amendments.................................................      16
   Section 9.3       Notices....................................................      17
   Section 9.4       Counterparts...............................................      17
   Section 9.5       Benefit....................................................      17
   Section 9.6       Governing Laws.............................................      18

                               GUARANTEE AGREEMENT

      WHEREAS, pursuant to the Trust Agreement (as defined herein), the Nextel Capital Trust [I/ II/III] (the "Trust") is issuing on the date hereof $________ aggregate liquidation amount of preferred securities, having a liquidation amount of $____ per security and designated as the "____% Trust Preferred Securities" of the Trust (the "Trust Preferred Securities") and $________ aggregate liquidation amount of common securities, having a liquidation amount of $____ per security and designated as the "Trust Common Securities" of the Trust (together with the Trust Preferred Securities, the "Trust Securities");

      WHEREAS, as incentive for the Holders (as defined herein) to purchase the Trust Preferred Securities, Nextel Communications, Inc. (the "Guarantor"), desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee Agreement (as amended from time to time in accordance with the terms hereof, the "Guarantee"), to pay to the Holders of the Trust Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

      NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of such Holders.

                                   ARTICLE I
                         INTERPRETATION AND DEFINITIONS

            Section 1.1 Definitions. As used in this Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

            (a) capitalized terms used in this Guarantee but not defined in the preamble or in this Section 1.1 have the meanings assigned to them in the Trust Agreement;

            (b) a term defined anywhere in this Guarantee has the same meaning throughout;

            (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

            (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee unless otherwise specified;

            (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee unless otherwise defined in this Guarantee or unless the context otherwise requires;

            (f) a reference to the singular includes the plural and vice versa; and

            (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

      "AFFILIATE" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "BUSINESS DAY" has the meaning specified in the Trust Agreement.

      "CORPORATE TRUST OFFICE" has the meaning specified in the Trust Agreement.

      "COVERED PERSON" means a Holder or beneficial owner of Trust Preferred Securities.

      "DEPOSITOR" has the meaning specified in the Trust Agreement.

      "DISTRIBUTIONS" has the meaning specified in the Trust Agreement.

      "EVENT OF DEFAULT" has the meaning specified in the Trust Agreement.

      "EXTENSION PERIOD" means such period or periods as the Guarantor shall defer the payment of interest on the Junior Subordinated Debt Securities pursuant to the terms thereof and pursuant to the Indenture.

      "GUARANTEE EVENT OF DEFAULT" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

      "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust: (i) any accrued and unpaid Distributions that are required to be paid on such Trust Preferred Securities to the extent the Trust has sufficient funds legally and immediately available therefor at the time, (ii) the Redemption Price, including all accrued and unpaid Distributions to the date of redemption, with respect to any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust shall have sufficient funds legally and immediately available therefor at the time or (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities as provided in the Trust Agreement or the redemption of all the Trust Preferred Securities), the lesser of (a) the sum of the Liquidation Amount and all accrued and unpaid Distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has sufficient funds legally and immediately available therefor and (b) the amount of assets of the Trust remaining available for distribution to Holders of Trust

Preferred Securities in liquidation of the Trust (in either case, the "Liquidation Distribution").

      "GUARANTEE TRUSTEE" means__________, until a successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

      "GUARANTOR" has the meaning specified in the recitals hereto.

      "HOLDER" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person being a beneficial owner of the Trust within the meaning of the Delaware Statutory Trust Act.

      "INDEMNIFIED PERSON" means the Bank, the Guarantee Trustee, or any officers, directors, employees, shareholders or agents of the Guarantee Trustee.

      "INDENTURE" means the Subordinated Debt Securities Indenture, dated as of ________ __, 200_, between the Guarantor and ________, as trustee, pursuant to which the Junior Subordinated Debt Securities are issued and as thereafter amended or supplemented from time to time, including, for all purposes of this instrument, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Indenture and any supplemental indenture. With respect to any particular series of securities, the term "Indenture" shall also include the terms of that particular series of securities established as contemplated by the Indenture.

      "JUNIOR SUBORDINATED DEBT SECURITIES" means the series of Junior Subordinated Debt Securities issued by the Guarantor designated as the Junior Subordinated Debt Securities "____% due ____" held by the Property Trustee.

      "LIQUIDATION DISTRIBUTION" has the meaning specified in the definition of "Guarantee Payments" above.

      "LIST OF HOLDERS" has the meaning assigned to it in Section 2.2 hereof.

      "MAJORITY IN LIQUIDATION AMOUNT" means Holders of outstanding Trust Preferred Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Trust Preferred Securities.

      "OFFICER" means, with respect to the Guarantor, the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Guarantor.

      "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the

Secretary or an Assistant Secretary, of the Guarantor, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

      "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PROPERTY TRUSTEE" has the meaning specified in the Trust Agreement.

      "REDEMPTION PRICE" has the meaning specified in the Trust Agreement.

      "RESPONSIBLE OFFICER" when used with respect to the Guarantee Trustee, means any officer in the Corporate Trust Office of the Guarantee Trustee with direct responsibility for the administration of the Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge or familiarity with the particular subject.

      "SECURITIES REGISTRAR" has the meaning specified in the Trust Agreement.

      "SECURITIES REGISTER" has the meaning specified in the Trust Agreement.

      "SUCCESSOR GUARANTEE TRUSTEE" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

      "TRUST" has the meaning specified in the recitals hereto.

      "TRUST AGREEMENT" means the Amended and Restated Trust Agreement, dated as of __________ __, 200_, as the same may be modified, amended or supplemented in accordance with the applicable provisions thereof, including all exhibits thereto, including, for all purposes of such Amended and Restated Trust Agreement and any modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such Amended and Restated Trust Agreement and any such modification, amendment or supplement thereto, respectively.

      "TRUST PREFERRED SECURITIES" has the meaning specified in the recitals hereto. In the event that pursuant to the Trust Agreement, the Trust and the Depositor grant an Underwriters' Overallotment Option (as defined in the Trust Agreement) to certain underwriters or initial purchasers, as the case may be, such that an additional amount of Trust Preferred Securities may be issued pursuant to the terms of the Trust Agreement, then the defined term "Trust Preferred Securities" shall include such additional Trust Preferred Securities.

      "TRUST SECURITIES" has the meaning specified in the recitals hereto.

      "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            Section 1.2 Incorporation by Reference of Trust Indenture Act.

      Whenever this Guarantee refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Guarantee. All terms used in this Guarantee that are defined by the TIA, defined by the TIA's reference to another statute or defined by Securities and Exchange Commission rule under the TIA and not otherwise defined herein are used herein as so defined.

                                   ARTICLE II
                               TRUST INDENTURE ACT

            Section 2.1 Trust Indenture Act; Application.

            (a) This Guarantee is subject to the provisions of the TIA that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

            (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the TIA, such imposed duties shall control.

            Section 2.2 Lists of Holders.

            (a) The Guarantor shall furnish to the Guarantee Trustee a list of the names and addresses of the Holders ("List of Holders") in such form and as of such date as the Guarantee Trustee may reasonably require. The Guarantor shall furnish such List of Holders (i) within 30 days after receiving a written request from the Guarantee Trustee, such list to be as of a date no more than 15 days before such list is provided to the Guarantee Trustee, and (ii) unless the Trust Preferred Securities are represented by one or more Global Securities, at least one Business Day prior to the date for payment of Distributions, such list to be as of the record date relating to the payment of such Distributions. However, the Guarantor shall not be obligated to provide such List of Holders at any time the

      List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or at any time the Guarantee Trustee is the Securities Registrar under the Trust Agreement. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it, provided, that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

            (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the TIA.

            Section 2.3 Reports by Guarantee Trustee.

      Within 60 days after ________ of each year (commencing with the year of the first anniversary of the issuance of the Trust Preferred Securities), the Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313(a) of the TIA (if any) in the form and in the manner provided by
Section 313 of the TIA. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the TIA. The Guarantor shall promptly notify the Guarantee Trustee when the Trust Preferred Securities are listed on any stock exchange.

            Section 2.4 Periodic Reports to Guarantee Trustee.

      The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314(a) (if any) of the TIA and the compliance certificate required by Section 314(a)(4) of the TIA in the form, in the manner and at the times required by Section 314(a) of the TIA.

            Section 2.5 Evidence of Compliance with Conditions Precedent.

      The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the TIA. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

            Section 2.6 Guarantee Event of Default; Waiver.

      The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities may, by vote or written consent, on behalf of all of the Holders, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

            Section 2.7 Guarantee Event of Default; Notice.

            (a) If a Guarantee Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall mail to each Holder notice of a Guarantee Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Guarantee Trustee has knowledge of such Guarantee Event of Default. The Guarantee Trustee may withhold the notice if and so long as its corporate trust committee or a Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders.

            (b) The Guarantee Trustee shall not be deemed to have knowledge of any Guarantee Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have actual knowledge of such Guarantee Event of Default.

            Section 2.8 Conflicting Interests.

      The Trust Agreement shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the TIA.

                                  ARTICLE III
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

            Section 3.1 Duties of Guarantee Trustee.

            (a) This Guarantee shall be held by the Guarantee Trustee on behalf of the Trust for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee in and to this Guarantee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective upon acceptance of appointment whether or not conveyance documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

            (b) If a Guarantee Event of Default known to the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

            (c) The Guarantee Trustee, before the occurrence of any Guarantee Event of Default and after the curing or waiving of all Guarantee Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. If a Guarantee Event of

      Default known to the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall exercise the rights and powers vested in it by this Guarantee and use the same degree of care and skill in its exercise thereof as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Guarantee Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Guarantee
            Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and on their face conforming to the requirements of this Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Guarantee;

            (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

            (e) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

            Section 3.2 Rights of Guarantee Trustee.

            (a) Subject to the provisions of Section 3.1:

            (i) the Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

            (ii) any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate;

            (iii) whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

            (iv) the Guarantee Trustee may consult with counsel of its choice, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees, and the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction;

            (v) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

            (vi) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (vii) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any of the Holders unless such Holders shall have provided to the Guarantee Trustee security or indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorney's fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities which might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.2(a)(vii) shall be taken to relieve the Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee in the manner provided by Section 3.1(c);

            (viii) whenever in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request written instructions from the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (C) shall be protected in conclusively relying on or acting in accordance with such written instructions; and

            (ix) the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

            (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

            Section 3.3 Not Responsible for Recitals or Issuance of Guarantee.

      The Recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.

                                   ARTICLE IV
                                GUARANTEE TRUSTEE

            Section 4.1 Eligibility; Disqualification.

      This Guarantee shall always have a Guarantee Trustee who satisfies the requirements of Sections 310(a)(1), (2) and (5) of the TIA. The Guarantee Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Guarantee Trustee shall comply with Section 310(b) of the TIA.

            Section 4.2 Replacement of Guarantee Trustee.

            (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

            (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

            (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

            (d) If a Successor Guarantee Trustee does not take office within 60 days after the retiring Guarantee Trustee resigns or is removed, the retiring Guarantee Trustee, may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

            (e) If the Guarantee Trustee fails to comply with Section 4.1, any Holder may petition any court of competent jurisdiction for the removal of the Guarantee Trustee and the appointment of a Successor Guarantee Trustee.

            (f) A Successor Guarantee Trustee shall deliver a written acceptance of its appointment to the retiring Guarantee Trustee and to the Guarantor. Immediately after that, the retiring Guarantee Trustee shall transfer all property held by it as Guarantee Trustee to the Successor Guarantee Trustee, the resignation or removal of the retiring Guarantee Trustee shall become effective, and the Successor Guarantee Trustee shall have all the rights, powers and duties of the Guarantee Trustee under this Guarantee. A Successor Guarantee Trustee shall mail a notice of its succession to each Holder. Notwithstanding replacement of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor's obligations under
      Section 8.2 hereof shall continue for the benefit of the retiring Guarantee Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

            (g) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

            (h) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all fees and expenses accrued to the date of such termination,


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
      removal or resignation and all other amounts then due to the Guarantee Trustee under this Guarantee.

                                    ARTICLE V
                                    GUARANTEE

            Section 5.1 Guarantee.

      The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Guarantor may have or assert against any Person. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights to extend the interest payment period on the Junior Subordinated Debt Securities to the extent permitted by the Indenture and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extension Period with respect to the Distributions on the Securities.

            Section 5.2 Waiver of Notice and Demand.

      The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

            Section 5.3 Obligations Not Affected.

      The obligations of the Guarantor to make the Guarantee Payments under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Trust;

            (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Trust Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Junior Subordinated Debt Securities as permitted by the Indenture);

            (c) any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

            (e) any invalidity of, or defect or deficiency in, the Trust Preferred Securities;

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing.

            Section 5.4 Rights of Holders.

      The Guarantor expressly acknowledges that: (i) this Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the Holders;
(ii) the Guarantee Trustee has the right to enforce this Guarantee on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee, provided, that such direction shall not be in conflict with any rule of law or with this Guarantee, and could not involve the Guarantee Trustee in personal liability in circumstances where reasonable indemnity would not be adequate; and (iv) if the Guarantee Trustee fails to enforce this Guarantee after a Holder has made a written request for the Guarantee Trustee to do so, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee, without first instituting a legal proceeding against or requesting or directing that action be taken by the Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Guarantor fails to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of this Guarantee for such payment. It is understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Guarantee to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Guarantee, except in the manner herein provided and for the equal and ratable benefit of all Holders.

            Section 5.5 Guarantee of Payment.

      This Guarantee creates a guarantee of payment and not of collection.

            Section 5.6 Subrogation.

      The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantee Trustee for the benefit of the Holders.

            Section 5.7 Independent Obligations.

      The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.

                                   ARTICLE VI
                            COVENANTS; SUBORDINATION

            Section 6.1 Subordination.

      This Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Junior Subordinated Debt Securities, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or later issued by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to all common stock of the Guarantor.

            Section 6.2 Pari Passu Guarantees.

      This Guarantee shall rank pari passu with any similar guarantee issued by the Guarantor on behalf of the holders of trust preferred securities issued by Nextel Capital Trust [I/II/III] and Nextel Capital Trust [I/II/III].


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
                                   ARTICLE VII
                                   TERMINATION

            Section 7.1 Termination.

      This Guarantee shall terminate upon:

            (a) full payment of the Redemption Price of all Trust Preferred Securities,

            (b) distribution of the Junior Subordinated Debt Securities to the Holders in exchange for all the outstanding Trust Preferred Securities, or

            (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.

Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Trust Preferred Securities or under this Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

            Section 8.1 Exculpation.

            (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

            Section 8.2 Compensation and Indemnity.

            (a) The Guarantor shall pay to the Guarantee Trustee from time to time reasonable compensation for its services as set forth in a written agreement between the Guarantor and the Guarantee Trustee. The Guarantee Trustee's compensation shall not be limited by any law regarding compensation of a trustee of an express trust. The Guarantor shall reimburse the Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Guarantee Trustee's agents and counsel.

            (b) The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent such loss, liability or expense is attributable to such Indemnified Person's own negligence, bad faith or willful misconduct. The obligation to indemnify and hold harmless as set forth in this Section 8.2 shall survive the termination of this Guarantee and the resignation or removal of the Guarantee Trustee.

                                   ARTICLE IX
                                  MISCELLANEOUS

            Section 9.1 Successors and Assigns.

      All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Guarantee Trustee, any Successor Guarantee Trustee and the Holders of the Trust Preferred Securities then outstanding. Except in connection with a consolidation, merger, sale or conveyance involving the Guarantor that is permitted by Article ___ of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

            Section 9.2 Amendments.

      Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee may not be amended without the prior approval of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities. The provisions of Article VI of the Trust Agreement with respect to meetings of, and action by written consent of, the Holders apply to the giving of such approval. No amendment of this Guarantee that affects the rights, duties or immunities of the Guarantee Trustee shall be binding on it without its prior written consent thereto.

            Section 9.3 Notices.

      Any notice or other communication by the Guarantor or the Guarantee Trustee to the other shall be given in writing and by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case addressed:

            (a)      if to the Guarantor:
                            Nextel Communications, Inc.
                            2001 Edmund Halley Drive
                            Reston, Virginia 20191
                            Attention:    Leonard J. Kennedy
                                          Senior Vice President and
                                          General Counsel

            (b)      if to the Guarantee Trustee:

                            -------------------

                            -------------------

                            -------------------
                            Attention:    Corporate Trust Administration -
                                          Nextel Capital Trust [I/II/III]

      The Guarantor or the Guarantee Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Such notice or other communication shall be deemed to have been sufficiently given or made, for all purposes (i) to the Guarantor, upon mailing, hand delivery or transmission, and (ii) to the Guarantee Trustee, only upon actual receipt of the writing by the Guarantee Trustee.

      Any notice or other communication to a Holder shall be mailed by first-class mail to the address shown on the Security Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

            (c) If the Guarantor mails a notice or communication to Holders, it shall mail a copy to the Guarantee Trustee at the same time.

            Section 9.4 Counterparts.

      This Guarantee may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            Section 9.5 Benefit.

      This Guarantee is solely for the benefit of the Holders and, subject to
Section 3.1(a), is not separately transferable from the Trust Preferred Securities.

            Section 9.6 Governing Laws.

      THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of the day and year first above written.

                                          NEXTEL COMMUNICATIONS, INC.,
                                             as Guarantor

                                          By:
                                             -----------------------------------
                                             Name:
                                             Its:


                                          ----------------------------,
                                             as Guarantee Trustee

                                          By:
                                             -----------------------------------
                                             Name:
                                             Its:


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